Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting discounts and commissions, to be incurred by Pinnacle West Capital Corporation (the “Company”) relating to the offering of $350,000,000 principal amount of its Floating Rate Senior Notes due 2026, under the Company’s Registration Statement on Form S-3 (No. 333-277448) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 10, 2024 are estimated to be as follows:

Securities and Exchange Commission registration fee	$51,660
Printing, engraving, and postage expenses	$15,000
Legal fees and expenses	$9,500
Accounting fees and expenses	$75,000
Rating Agency fees	$764,7500
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$12,400
Total	$928,310